Exhibit (11) under Form N-1A
                                           Exhibit 23 under Item 601/Reg. SK








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 8 to Form N-1A Registration Statement of SouthTrust Vulcan Funds of our report dated June 10, 1997, on the financial statements of SouthTrust Vulcan Funds (consisting of the Treasury Obligations Money Market, the Stock, the Bond and the Income Portfolios), included in or made a part of this registration statement.



By: /s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
June 24, 1997